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                                                                 (EXHIBIT 10.10)


                           AMENDMENT NUMBER 1 TO THE
                 AMBAC INC. NONQUALIFIED SAVINGS INCENTIVE PLAN



          WHEREAS, Section 12 of the AMBAC Inc. Nonqualified Savings Incentive Plan (the "PLAN") provides that the Board of Directors (the "BOARD") of AMBAC Inc. (the "COMPANY") may amend the Plan; and

          WHEREAS, the Board has approved an amendment to the Plan in the manner set forth below;

          NOW, THEREFORE, effective as of April 30, 1997, the Plan is hereby amended as follows:

          1. Section 2 of the Plan is hereby amended to add after the definition of "ERISA" the following:

               ""Excluded Individual" means (i) any individual who is designated by the Company at the time of hire as not eligible to participate in the Plan or (ii) any individual who is treated or designated by the Company as an independent contractor, leased employee or consultant (regardless of whether such treatment or designation is subsequently upheld by a court, judicial or arbitral authority or any other governmental agency). Excluded Individuals are not eligible to participate in or receive benefits under the Plan."

          2. The definition of "Participant" in Section 2 of the Plan is hereby deleted and replaced by the following:

               ""Participant" means an individual, other than an Excluded Individual, who has satisfied the qualification requirements of
          Section 3(a)."

          3. The second paragraph of Section 3 is hereby amended by adding at the end thereof the following:

               "Furthermore, no Excluded Individual may qualify as a Participant."

          4.  Section 14(a) is hereby deleted and replaced by the following:

               "(a) The Plan shall be administered and operated by the
          Committee, which shall be responsible for the interpretation of the Plan and the establishment of the rules and regulations governing the administration thereof. The Committee shall have complete authority, in its sole and absolute discretion, to construe the terms of the Plan (and any related or underlying documents or policies), and to determine the eligibility for, and amount of benefits due under, the Plan to Participants. All such interpretations and determinations of the Committee shall be final and binding upon all parties and persons affected thereby."
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          5.  Except as otherwise amended above, the Plan shall remain in full force and effect.

                                         AMBAC Inc.



                                         By:  /s/ Janice Reals Ellig
                                           -------------------------
                                         Title:  Senior Vice President